Exhibit 1.2

EDUCATION REALTY TRUST, INC.

$25,000,000
Shares of Common Stock
(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

May 22, 2012

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

Education Realty Trust, Inc., a Maryland corporation (the “Company”), and Education Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), confirm their agreement (this “Agreement”) with RBC Capital Markets, LLC (the “Manager”) as follows:

SECTION 1.          Description of Shares.  The Company may, from time to time during the term of this Agreement, issue and sell through or to the Manager, as sales agent and/or principal, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $25,000,000 (the “Shares”) on the terms set forth in Section 3 hereof.  The Company agrees that, whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company and the Manager, relating to such sale in accordance with Section 3 hereof.   The Company has also entered into a separate equity distribution agreement, dated the date hereof (the “Alternative Distribution Agreement”), pursuant to which it may, from time to time during the term of such Alternative Distribution Agreement, issue and sell through or to KeyBanc Capital Markets Inc. (the “Alternative Manager”), as sales agent and/or principal, shares of Common Stock having an aggregate offering price of up to $25,000,000, for an aggregate offering price of up to $50,000,000 (the “Maximum Amount”).  The aggregate offering price of the Shares that may be sold pursuant to this Agreement and the Alternative Distribution Agreement shall not exceed the Maximum Amount.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-161493), including a Basic Prospectus (as defined below), which relates to certain securities, including the Shares which may be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Company has prepared a Prospectus Supplement (as defined below) to the Basic Prospectus which specifically relates to the Shares.  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.  Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement.  Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act in connection with the offering of the Shares.  Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.  “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto.  Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”) including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing after the execution of this Agreement of any document with the Commission deemed to be incorporated by reference therein.  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System or Interactive Data Electronic Applications (collectively, “IDEA”).

SECTION 2.          Representations and Warranties of the Company.  The Company represents and warrants to and agrees with the Manager that:

2

(a)          The Company satisfies the conditions for the use of Form S-3 in connection with the offer and sale of the Shares as contemplated hereby; the Registration Statement meets, and the offer and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Registration Statement was declared effective on September 10, 2009; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened in writing by the Commission; the Registration Statement complied in all material respects when it became effective, complies in all material respects as of the date hereof and, as amended or supplemented, will comply in all material respects at each deemed effective date with respect to the Manager pursuant to Rule 430(B)(f)(2) of the Act with the requirements of the Act, and the Registration Statement did not and will not, at such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendments or supplements thereto complied or will comply in all material respects at the time the Prospectus and any amendments or supplements thereto were or will be filed with the Commission, complies in all material respects as of the date hereof (if filed with the Commission on or prior to the date hereof) and will comply in all material respects as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”) and at each Settlement Date with the requirements of the Act, and the Prospectus did not and will not, at such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any such Permitted Free Writing Prospectus, as of its date of issue and as of each Time of Sale and Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, did not or will not, at such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Manager or the Alternative Manager expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)          (Intentionally omitted)

3

(c)          Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offer of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act in all material respects; the Company has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(d)          The Company is a corporation duly formed and validly existing and in good standing under the laws of the State of Maryland, with full corporate power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, earnings, properties or assets of the Company, the Operating Partnership and the Subsidiaries (as defined in Section 2(f) hereof), taken as a whole (“Material Adverse Effect”).

(e)          The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and has full power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and to enter into and perform its obligations under this Agreement. Additionally, the Company will contribute the net proceeds from the sale of the Shares pursuant to this Agreement and the Alternative Distribution Agreement, if any, to the Operating Partnership in exchange for a number of common units of limited partnership in the Operating Partnership (“OP Units”) equal to the number of Shares, if any.

4

(f)          Each direct or indirect subsidiary of the Company, other than the Operating Partnership, as defined in Rule 12b-2 of the Exchange Act (each, a “Subsidiary” and collectively, the “Subsidiaries”), has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement or the Prospectus, except where the failure to be in good standing would not have a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were offered in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects; the Company is the sole owner of Education Realty OP GP, Inc., which is the sole general partner of the Operating Partnership, and the Company, Education Realty OP GP, Inc., Education Realty OP Limited Partner Trust, Allen & O’Hara, Inc., Place Properties, L.P., and certain officers and directors of the Company and their affiliates collectively own a percentage interest in the Operating Partnership and the Company is the sole owner of University Towers OP GP, LLC, which is the sole general partner of the University Towers Partnership, and the Operating Partnership, certain officers and directors of the Company and their affiliates and another unaffiliated individual collectively own a percentage interest in the University Towers Partnership; except as described in the preceding proviso, each Subsidiary’s capital stock or other ownership interests are currently owned and will continue to be owned by the Company, directly or through subsidiaries, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims or other defects of any kind (collectively, “Liens”), except where such Liens would not have a Material Adverse Effect.  None of such equity interests were issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary.  Except as described in the Registration Statement or the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary. Each of the following Subsidiaries is a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Act) (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”): EDR Development LLC, EDR Management Inc., EDR Charlotesville, LLC, Education Realty OP Limited Partnership Trust and the Operating Partnership; the aforementioned subsidiaries are the only Significant Subsidiaries of the Company.

5

(g)          As of the date of this Agreement, the Company has an authorized and outstanding capitalization as is set forth in the consolidated balance sheet as of March 31, 2012 or as of the Company’s then most recently completed quarter or fiscal year, contained in the Company’s Quarterly Report on Form 10-Q or the Company’s Annual Report on Form 10-K, as applicable, at the indicated date, and there has been no material change in such information since March 31, 2012 or the Company’s then most recently completed quarter or fiscal year (subject, in each case, to the issuance of shares of Common Stock upon the exercise of stock options and warrants, or the exercise, vesting, conversion or redemption of any other equity-based compensatory awards, disclosed as outstanding in the Registration Statement (excluding the exhibits thereto) and the Prospectus, the issuance of Common Stock issuable upon the redemption of outstanding OP Units in accordance with the Operating Partnership Agreement (as defined below), and the grant of options and other equity-based awards under existing stock option and other equity-based compensatory plans described in the Registration Statement (excluding the exhibits thereto) and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus, under the caption “Description of Capital Stock;” the outstanding shares of Common Stock are duly listed and admitted and authorized for trading on the New York Stock Exchange, Inc. (the “NYSE”), and the Shares will have been approved for listing on the NYSE, subject to official notice of issuance; and, except as set forth in the Registration Statement, the Prospectus, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as the same has been or may be amended and/or restated from time to time (the “Operating Partnership Agreement”), and the Amended and Restated Agreement of Limited Partnership of University Towers Operating Partnership, L.P., no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(h)          The Shares and all other outstanding shares of capital stock of the Company, including any restricted shares of Common Stock, have been duly and validly authorized; all outstanding shares of capital stock of the Company are, and, when the Shares to be issued and sold by the Company have been issued and delivered and paid for in accordance with this Agreement, such Shares will have been, validly issued, fully paid and nonassessable, will have been, or will be, offered and sold in compliance with all applicable laws (including, without limitation, federal and state Shares laws) in all material respects, will conform, in all material respects, to the description thereof contained in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus; and the stockholders of the Company have no preemptive or other similar rights with respect to the Shares to be issued and sold by the Company.  Upon payment of the purchase price and issuance and delivery of the Shares to be issued and sold by the Company in accordance herewith, the purchaser thereof will receive good, valid and marketable title to such Shares, free and clear of all Liens. The certificates, if any, to be used to evidence the Shares will be in substantially the form filed as an exhibit to the Registration Statement and will be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and by-laws of the Company and the requirements of the NYSE. The Company has full corporate power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.

(i)          The outstanding OP Units have been duly authorized for issuance by the Operating Partnership and are validly issued.  The OP Units have been offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects.  None of the OP Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.  Except as disclosed in the Registration Statement or the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or other securities of the Operating Partnership.

(j)          The OP Units to be issued by the Operating Partnership in connection with the Company’s contribution of the net proceeds from the sale of the Shares pursuant to this Agreement and the Alternative Distribution Agreement to the Operating Partnership have been duly authorized for issuance by the Operating Partnership to the Company, will be validly issued and fully paid. Such OP Units will be exempt from registration or qualification under the Act and applicable state securities laws. None of the OP Units will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.

6

(k)          Except as disclosed in the Registration Statement or the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person that would give rise to a valid claim against the Company, the Operating Partnership or the Manager for a brokerage commission, finder’s fee or other like payment in connection with this Agreement.

(l)          Except as disclosed in the Registration Statement or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(m)          None of the Company, the Operating Partnership or the Subsidiaries (i) is in violation of its charter, declaration of trust, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational or governing documents, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, ground lease, development agreement, reciprocal easement agreement, deed restriction, utility agreement, management agreement or other agreement or instrument to which it is a party or by which it is bound, or to which any of the Properties (as hereinafter defined) or any of its other property or assets is subject (collectively, “Agreements and Instruments”), or (iii) is in violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority to which it or the Properties or assets is subject, except, in the case of clauses (ii) and (iii), for such defaults or violations that would not have a Material Adverse Effect.

(n)          No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be made or obtained by the Company, the Operating Partnership or the Subsidiaries in connection with the transactions contemplated by this Agreement, except such consents, approvals, authorizations, filings or orders as have already been obtained or will be obtained under the Act or as required under state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

7

(o)          The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and consummation of the transactions contemplated hereby do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien (other than those described in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus) upon any of the Properties or assets of any of the Company, the Operating Partnership or the Subsidiaries pursuant to, (i) any statute, law, rule, ordinance, regulation, judgment, order or decree of any court, domestic or foreign, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over any of the Company, the Operating Partnership or the Subsidiaries or any of their Properties or assets, (ii) any term, condition or provision of any Agreements and Instruments, or (iii) the charter, declaration of trust, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational or governing documents, as applicable, of any of the Company, the Operating Partnership or the Subsidiaries, except, in the case of clauses (i) and (ii), for such conflicts, breaches, defaults, violations, rights, Repayment Events or Liens that are disclosed in the Registration Statement or the Prospectus, or as would not have a Material Adverse Effect.  As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Company, the Operating Partnership or the Subsidiaries.

(p)          This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, and the Operating Partnership Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership and, to the knowledge of the Company and the Operating Partnership, by each of the other parties thereto; and each of this Agreement and the Operating Partnership Agreement, assuming the due authorization, execution and delivery of the parties thereto other than the Company and the Operating Partnership, is a valid and binding agreement of each of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnify and contribution thereunder may be limited by applicable law or policies underlying such law.

(q)          The Company, the Operating Partnership and the Subsidiaries possess all certificates, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them or proposed to be operated by them (as described in the Registration Statement or the Prospectus) and have not received any notice of proceedings relating to the revocation or modification of any such Licenses except where the failure to possess any such License or to comply with any of its terms and conditions, or an adverse determination in any proceeding, would not individually or in the aggregate have a Material Adverse Effect.

8

(r)          The consolidated financial statements of the Company included or incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company at the dates indicated and the consolidated statements of operations, changes in stockholders’ equity and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments in the case of any unaudited interim financial statements) and have been prepared in all material respects on a consistent basis with the books and records of the Company.  The supporting schedules included or incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus, present fairly in all material respects in accordance with GAAP the information required to be stated therein as of the dates indicated.  The historical summaries of revenue and certain operating expenses of properties included or incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus, present fairly in all material respects the revenues and operating expenses included in such summaries for the periods specified in conformity with GAAP.  The selected financial data and the summary financial information included or incorporated or deemed incorporated by reference in the Registration Statement or the, Prospectus, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus.  No other historical or pro forma financial statements (or schedules) are required by the Act and the Exchange Act to be included or incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus.  All disclosures contained in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus of any “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act and Exchange Act, to the extent applicable.

(s)          Deloitte & Touche LLP, the accounting firm that certified the financial statements, and supporting schedules and historical summaries of revenues and certain operating expenses for the properties related thereto included or incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, is an independent registered certified public accounting firm as required by the Act, the Exchange Act and by the rules of the Public Company Accounting Oversight Board.

(t)          The Company, beginning with its taxable year ended December 31, 2006 and through its taxable year ended December 31, 2011, has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”), and the current and proposed method of operation of the Company, as described in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus, will permit the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for so long as the Board of Directors of the Company deems it to be in the best interests of the Company’s stockholders to remain so qualified for taxation as a REIT under the Code.

9

(u)          Each of the Company, the Operating Partnership and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, in each case, to the extent material (“Returns”), except in any case in which the failure so to file would not have a Material Adverse Effect and except as described in the Registration Statement or the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as described in the Registration Statement or the Prospectus. No audits or other administrative proceedings or court proceedings are presently pending against any of the Company, the Operating Partnership or the Subsidiaries with regard to any Returns, and no taxing authority has notified any of the Company, the Operating Partnership or the Subsidiaries in writing that it intends to investigate its tax affairs, except where any such audit or investigation, would not have, or would not reasonably be expected to have a Material Adverse Effect.

(v)         Each of the Company, the Operating Partnership and the Subsidiaries has complied in all material respects with the provisions of the Code relating to the payment and withholding of taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except in any case in which the failure so to comply would not have a Material Adverse Effect.

(w)          None of the Company, the Operating Partnership or the Subsidiaries has distributed and, prior to the later of the last Time of Sale and the completion of the distribution of the Shares pursuant to this Agreement, will distribute any offering material in connection with the offer or sale of the Shares other than the Registration Statement, Prospectus or any Permitted Free Writing Prospectus, and any other written materials permitted by the Act.

10

(x)          (i) Each of the Company, the Operating Partnership and the Subsidiaries has fee simple title or a valid leasehold interest to all of the properties and other assets described in the Prospectus as owned or leased by the Company, the Operating Partnership or the Subsidiaries (the “Properties”), in each case, free and clear of all Liens, except as disclosed in the Registration Statement or the Prospectus, or such as would not have a Material Adverse Effect; (ii) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement or the Prospectus, are disclosed therein and none of the Company, the Operating Partnership or the Subsidiaries is in default under any such Lien except for such defaults that would not have a Material Adverse Effect; (iii) all of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, and under which the Company, the Operating Partnership or any of the Subsidiaries holds properties described in the Registration Statement or the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Company, the Operating Partnership or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of any of the Company, the Operating Partnership or such Subsidiary to the continued possession of the leases or subleased premises under any such lease or sublease; (iv) none of the Company, the Operating Partnership or the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have a Material Adverse Effect; (v) each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, singly or in the aggregate, a Material Adverse Effect; and (vi) none of the Company, the Operating Partnership or the Subsidiaries has received from any Governmental Authority any written notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and none of the Company, the Operating Partnership or the Subsidiaries knows of any such condemnation or zoning change which is threatened in writing and which if consummated would have a Material Adverse Effect.

(y)          Each of the Company, the Operating Partnership and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably believed to be adequate in respect of the businesses in which they are or will be engaged as described in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus; each such insurance policy is, to the knowledge of the Company, in full force and effect, and each of the Company, the Operating Partnership and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects.

(z)          Except as set forth in the Registration Statement or the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into equity interests in the Property nor will the Company, the Operating Partnership, the Subsidiaries, or any person affiliated therewith hold a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company.

(aa)         The Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets owned or leased by them and that are reasonably believed to be consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and such title insurance is, to the knowledge of the Company, in full force and effect.

11

(bb)         Except as (x) otherwise described in the Registration Statement or the Prospectus, or (y) would not have a Material Adverse Effect: (i) the Company, the Operating Partnership and the Subsidiaries and the Properties have been and are in compliance with, and none of the Company, the Operating Partnership or the Subsidiaries has any liability under, applicable Environmental Laws (as hereinafter defined), (ii) none of the Company, the Operating Partnership, the Subsidiaries has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Company, the Operating Partnership or the Subsidiaries, except for such releases or dispositions as would not cause the Company, the Operating Partnership or the Subsidiaries to incur liability and that would not require disclosure pursuant to Environmental Laws, (iii) the Company does not intend to use the Properties or other assets owned by any of the Company, the Operating Partnership or the Subsidiaries or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) the Company does not know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties, or onto lands or other assets owned by the Company, the Operating Partnership or the Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters except for such as would not cause the Company, the Operating Partnership or the Subsidiaries to incur liability, (v) the Company has not received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the Properties or other assets described in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus, or arising out of the conduct of the Company, the Operating Partnership or the Subsidiaries, except for such claims that would not cause the Company to incur liability and that would not require disclosure pursuant to Environmental Laws and (vi) neither the Properties nor any other assets currently owned by any of the Company, the Operating Partnership or the Subsidiaries is included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Company, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Authority. To the knowledge of the Company, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead-based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by the Company, the Operating Partnership or the Subsidiaries the existence of which has had a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined or regulated by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) having or claiming jurisdiction over the Properties and other assets described in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus, (a “Governmental Authority”).

12

(cc)         No labor problem or dispute with the employees of the Company, the Operating Partnership or the Subsidiaries exists or, to the knowledge of the Company, is threatened in writing or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company, the Operating Partnership or the Subsidiaries and the principal suppliers, contractors or customers of the Company, the Operating Partnership or the Subsidiaries, which, in either case, would have a Material Adverse Effect.

(dd)         Except as would not have a Material Adverse Effect, the Company, the Operating Partnership and the Subsidiaries own and have full right, title and interest in and to, or has valid licenses to use, each trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus, to be conducted. Except as set forth in the Registration Statement or the Prospectus, and except as would not have a Material Adverse Effect, the Company has not received notice of and is not aware of any pending claim against the Company, the Operating Partnership or the Subsidiaries with respect to any Intellectual Property or of any pending claim that the use of any Intellectual Property by the Company, the Operating Partnership or the Subsidiaries in the conduct of their business infringes upon or conflicts with the rights of any third party.

(ee)         Except as disclosed in the Registration Statement or the Prospectus, there is not pending or, to the knowledge of the Company, threatened in writing, any action, suit or proceeding against or affecting any of the Company and the Operating Partnership, the Subsidiaries or any of the Properties or other assets that, if determined adversely to any of the Company, the Operating Partnership or the Subsidiaries, would have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

(ff)         Except as disclosed in the Registration Statement or the Prospectus, since the date of the latest audited financial statements included or incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus (i) there has been no Material Adverse Effect, (ii) there have been no transactions entered into by any of the Company, the Operating Partnership or the Subsidiaries which are material with respect to the Company, the Operating Partnership and their Subsidiaries taken as a whole, (iii) none of the Company, the Operating Partnership or the Subsidiaries has incurred any obligation or liability, direct, contingent or otherwise, that is or would be material to the Company, the Operating Partnership and the Subsidiaries taken as a whole and (iv) except for quarterly dividends paid on the Common Stock and OP Units in the ordinary course of business, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership or any of its subsidiaries with respect to its OP Units.

13

(gg)         None of the Company, the Operating Partnership nor any Subsidiary is or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will be required to register as an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.

(hh)         There are no contracts or other documents that are required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement and the Prospectus as required by the Act.

(ii)         The Company maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected the Company’s internal control over financial reporting.

(jj)         The Company employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to management, including the principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(kk)         There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, in each case, to the extent the Sarbanes-Oxley Act applies to the Company.

14

(ll)         The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company, the Operating Partnership or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened in writing.

(mm)         The Company is not and, to the knowledge of the Company, no director, officer, agent, employee or affiliate of any of the Company or the Operating Partnership or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, the Operating Partnership, the Subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA in all material respects.

(nn)         None of the Company, the Operating Partnership, the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any of the Company, the Operating Partnership or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to the Operating Partnership, any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo)         None of the Company, the Operating Partnership, the Subsidiaries or, to the knowledge of the Company, their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(pp)         Except as disclosed in the Registration Statement (excluding the exhibits thereto) or the Prospectus, none of the Operating Partnership or the Subsidiaries are currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the OP Units, or from repaying to the Company any loans or advances made by the Company to the Operating Partnership or any such Subsidiary, other than restrictions that would not have, individually or in the aggregate, a Material Adverse Effect.

15

(qq)         The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(rr)         To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s directors or officers, except as disclosed to the Manager or in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Manager or counsel for the Manager in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Manager.

SECTION 3.          Sale and Delivery of Shares.  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager, as sales agent, as and when it provides instructions, in its discretion, for the sale of Shares, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i)          The Shares are to be sold on a daily basis or otherwise as shall be mutually agreed upon by the Company and the Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule B hereto (the “Authorized Company Representatives”), has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 hereof.  The Company will designate the maximum amount of the Shares to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the currently effective Registration Statement or in an amount in excess of the amount of Shares authorized from time to time to be issued and sold under this Agreement or, together with all sales of Shares under this Agreement and the Alternative Distribution Agreement, in an amount in excess of the Maximum Amount, by the Company’s Board of Directors, or a duly authorized committee thereof, and notified to the Manager by electronic mail substantially in the form attached hereto as Exhibit 3(a)(i)), any minimum price below which sales of Shares may not be effected and any other limitations specified by the Company and mutually agreed by the Manager.  Subject to the terms and conditions of this Section 3(a), the Manager may sell Shares by any method permitted by law deemed to be an At the Market Offering (as defined below), including, without limitation, sales made by means of ordinary brokers’ transactions on the NYSE, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  Subject to the terms and conditions of this Section 3(a), the Manager shall use its commercially reasonable efforts to offer and sell all of the Shares designated; provided, however, that the Manager shall have no obligation to offer or sell any Shares, and the Company acknowledges and agrees that the Manager shall have no such obligation, in the event that an offer or sale of the Shares on behalf of the Company may in the reasonable judgment of the Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes that it may be deemed to be an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”).

16

(ii)         Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the Manager by telephone (confirmed promptly by electronic mail) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction.  In addition, the Company or Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 4(n), 4(o), 4(p) and 4(q) with respect to the delivery of certificates, opinions, or comfort letters to the Manager during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(iii)        The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be mutually agreed upon by the Company and the Manager.

(iv)        The compensation to the Manager, as an agent of the Company, for sales of the Shares shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a).  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v)         The Manager shall provide written confirmation to the Company as soon as is reasonably practicable following the close of trading on the NYSE each day in which the Shares are sold pursuant to this Section 3(a) setting forth the amount of the Shares sold on such day, the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales.

17

(vi)        Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such date, a “Settlement Date”).  On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company.  If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default.  The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 3(a)(vi).

(vii)       At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(n) hereof, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement.  Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(b)          (i)  If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) hereof (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement.  If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Manager will enter into a Terms Agreement setting forth the terms of such Placement.  In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

18

(c)          (i)  Under no circumstances shall the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement exceed the lesser of (A) the amount set forth in Section 1 hereof and (B) the amount available for offer and sale under the currently effective Registration Statement nor shall the aggregate amount of Shares sold pursuant to this Agreement exceed the amount of Shares authorized to be issued and sold from time to time under this Agreement by the Company’s Board of Directors, or a duly authorized committee thereof, and notified to the Manager in writing.  Further, under no circumstances shall the aggregate number of Shares sold pursuant to this Agreement and the Alternative Distribution Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreement, exceed the Maximum Amount.

(ii)         If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party, and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d)          Each sale of the Shares through or to the Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e)          Subject to the limitations set forth herein and as may be mutually agreed upon by the Company and the Manager, sales effected pursuant to this Agreement may not be requested by the Company and need not be made by the Manager except during the period that begins after the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K as of and within the period required by the Exchange Act (each such date, a “Filing Date”) and ends, for all periods, on the earlier of (i) the date that directors and officers are no longer permitted to effect transactions in securities of the Company pursuant to the Company’s policy on insider trading as in effect from time to time and (ii) the end of the quarter in which the applicable Filing Date occurs.  Notwithstanding the foregoing, without the prior written consent of each of the Company and the Manager, no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, during any period in which the Company is or could be deemed to be, in possession of material non-public information.

(f)          The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Shares, (ii) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement unless a Terms Agreement, in form and substance mutually satisfactory to the Company and Manager, shall have been executed by the Company and the Manager.

(g)          The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through only one of the Manager or the Alternative Manager on any single given day, but in no event by both, and the Company shall in no event request that the Manager and the Alternative Manager sell Shares on the same day.

19

SECTION 4.          Covenants of the Company.  The Company agrees with the Manager:

(a)          During the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), to notify the Manager promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus has been filed; to prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offer of the Shares by the Manager; and to cause each amendment or supplement to the Basic Prospectus or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b)          To promptly advise the Manager, confirming such advice in writing, of any suspension of the Manager’s obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus, and to provide the Manager and its counsel copies of any such documents (excluding any documents incorporated or deemed incorporated therein by reference) for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Stock)) to which the Manager shall have objected in writing.

(c)          To make available to the Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Manager may reasonably request for the purposes contemplated by the Act; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

20

(d)          Subject to Section 4(b) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Shares is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares and to provide the Manager with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing.

(e)          [Intentionally omitted].

(f)          To promptly notify the Manager of the happening of any event that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, to prepare and furnish, at the Company’s expense, to the Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as the Manager may reasonably request.

(g)          To furnish such information as may be required and otherwise to use its commercially reasonable efforts to cooperate in qualifying the Shares for offer and sale under the securities laws of such foreign jurisdictions as the Manager may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(h)          To make generally available to its security holders, and to deliver to the Manager, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

21

(i)          To apply the net proceeds from the sale of the Shares pursuant to this Agreement and the Alternative Distribution Agreement in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(j)          At any time that the Company has instructed the Manager to sell Shares pursuant to Section 3(a)(i) but such instructions have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any shares of the Common Stock, in each case without giving the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may, without written notice to the Manager, (i) register the offer and sale of the Shares through the Manager pursuant to this Agreement and through the Alternative Manager pursuant to the Alternative Distribution Agreement; (ii) file a registration statement on Form S-8 relating to Common Stock that may be issued pursuant to equity plans described in the Company’s reports filed with the Commission’ (iii) issue securities under the Company’s equity compensation plans described in the Company’s reports filed with the Commission under the Exchange Act; (iv) issue shares upon the exercise of outstanding options, or other outstanding securities, as described in the Company’s reports filed with the Commission under the Exchange Act; (v) issue Common Stock upon the redemption of outstanding Units, including profits interests units, in accordance with the Operating Partnership Agreement, or (vi) issue or sale Common Stock pursuant to the Company’s dividend reinvestment plan. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(l), the Manager may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Manager.

(k)          The Company will not take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to result in a violation of Regulation M under the Exchange Act or to cause or result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(l)          To use its commercially reasonable efforts to cause the Common Stock to maintain its listing on the NYSE.

(m)          To advise the Manager promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 hereof.

22

(n)          Upon commencement of the offering of the Shares under this Agreement (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) otherwise as the Manager may reasonably request (the date of commencement of the offering of the Shares under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the Representation Date, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(i) of this Agreement which were last furnished to the Manager are true and correct as of such Representation Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the obligation of the Company under this subsection (n) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(o)          At each Representation Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), to furnish or cause to be furnished forthwith to the Manager (i) a written opinion of Bass, Berry & Sims PLC, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and (ii) a written opinion of Venable LLP, special Maryland counsel to the Company (“Maryland Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(d) hereof, but, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Representation Dates, Company Counsel and Maryland Counsel may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date); provided that the obligation of the Company under this subsection (o) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

23

(p)          At each Representation Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), DLA Piper LLP (US), counsel to the Manager, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager; provided that the obligation under this subsection (p) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(q)          Upon commencement of the offering of the Shares under this Agreement (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Company shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) upon request by the Manager to the Company, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, to cause the Accountants, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter or (iv) as the Manager may reasonably request; provided that the obligation of the Company under this subsection (q) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(r)          That the Company acknowledges that the Manager may trade in Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(s)          If, to the knowledge of the Company, any condition set forth in Section 6(a) or 6(i) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(t)          To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through or to the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(u)          At each Representation Date, to conduct a due diligence session, in form and substance, satisfactory to the Manager, which shall include representatives of the management and the accountants of the Company.

24

(v)         To ensure that prior to instructing the Manager to sell Shares, the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(w)          That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(x)          If, immediately prior to the third anniversary of the effectiveness of the Registration Statement, any of the Shares remain unsold hereunder, the Company will, prior to such third anniversary, file a new prospectus supplement (the “New Prospectus Supplement”) relating to the Shares to its subsequent registration statement on Form S-3 (File No.333-177422) (the “Subsequent Registration Statement”), and will take all other reasonable actions necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired registration statement relating to such Shares and this Agreement. Upon filing of the New Prospectus Supplement, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to the Subsequent Registration Statement, and references herein to the “Prospectus Supplement” shall be deemed to refer to the New Prospectus Supplement.

SECTION 5.       Payment of Expenses. Except as otherwise agreed in writing among the Company, the Manager and the Alternative Manager, the Company agrees with the Manager that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the printing and furnishing of copies of any blue sky surveys to the Manager, (v) the listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and disbursements of counsel for the Manager relating to FINRA matters and (vii) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants. The Manager will pay all of its other own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses.

25

SECTION 6.        Conditions of Manager’s Obligations. The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, any Representation Date, any Time of Sale and as of each Settlement Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.

(a)          (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offer or sale in any jurisdiction, or to the knowledge of the Company or the Manager of the initiation or threatening in writing of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)          Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there shall not have been any Material Adverse Effect, in the judgment of the Manager.

(c)          The Manager shall have received an opinion of Company Counsel, in form satisfactory to the Manager, in the form set forth in Exhibit A hereto required to be delivered pursuant Section 4(o) hereof on or before the date on which such delivery of such opinion is required pursuant to Section 4(o) hereof.

(d)          The Manager shall have received an opinion of Maryland Counsel, in form satisfactory to the Manager, in the form set forth in Exhibit B hereto required to be delivered pursuant Section 4(o) hereof on or before the date on which such delivery of such opinion is required pursuant to Section 4(o) hereof.

26

(e)          The Manager shall have received from the Accountants, in form and substance satisfactory to the Manager, the Comfort Letter required to be delivered pursuant Section 4(q) hereof on or before the date on which such delivery of such opinion is required pursuant to Section 4(q) hereof.

(f)          The Manager shall have received the certificate required to be delivered pursuant to Section 4(n) on or before the date on which delivery of such certificate is required pursuant to Section 4(n) to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Representation Date, (ii) the Company has performed such of its obligations under this Agreement as are to be performed at or before each such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 hereof have been met. The certificate shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(g)          The Manager shall have received an opinion of DLA Piper LLP (US), counsel to the Manager, in form and substance satisfactory to the Manager, required to be delivered pursuant Section 4(p) hereof on or before the date on which such delivery of such opinion is required pursuant to Section 4(p) hereof.

(h)          All filings with the Commission required by Rule 424 under the Act to have been filed by the Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(i)          The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

27

SECTION 7.        Indemnification and Contribution.

(a)          The Company and the Operating Partnership, jointly and severally, agree to indemnify, defend and hold harmless the Manager and its affiliates, its and their directors, officers, employees and agents and any person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager or the Altenative Manager to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager or the Alternative Manager to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Manager or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Manager or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Manager or any such person or otherwise except to the extent the Company was materially prejudiced by such omission. The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act, by or on behalf of such indemnified party.

28

(b)          The Manager agrees to indemnify, defend and hold harmless the Company and the Operating Partnership, its respective directors, officers, employees and agents, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and, in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use with reference to the Manager in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use in, the Prospectus Supplement or any Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement or any Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

29

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Manager pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Manager in writing of the institution of such Proceeding and the Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Manager shall not relieve the Manager from any liability which the Manager may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Manager in connection with the defense of such Proceeding or the Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Manager (in which case the Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Manager), in any of which events such fees and expenses shall be borne by the Manager and paid as incurred (it being understood, however, that the Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Manager but if settled with the written consent of the Manager, the Manager agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Manager to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Manager of the aforesaid request, (ii) the Manager shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Manager at least 30 days’ prior notice of its intention to settle. The Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act, by or on behalf of such indemnified party.

30

(c)          If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of commissions paid hereunder but before deducting expenses) received by the Company, and the total commissions received by the Manager hereunder, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)          The Company and the Manager agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, the Manager shall not be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)          The Company and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 8.       Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in this Section 7 hereof and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

31

SECTION 9.        Termination.

(a)          The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and the terms of that certain letter agreement dated the date hereof among the Company, the Manager and the Alternative Manager shall remain in full force and effect notwithstanding such termination.

(b)          The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)          This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 hereof shall remain in full force and effect.

(d)          Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) hereof.

(e)          Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Manager on the terms and subject to the conditions set forth herein that, together with sales under the Alternative Distribution Agreement, equal the Maximum Amount, except that Sections 5, 7, 8, 10, 11, 12, 17 and 19 and shall remain in full force and effect.

SECTION 10.      Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to RBC Capital Markets, LLC, Attention: Equity Capital Markets, Three World Financial Center, 200 Vesey Street, New York, New York 10281, Fax No. (212) 428-6260, with a copy to DLA Piper LLP (US), Attention: Wm. David Chalk, 6225 Smith Avenue, Baltimore, Maryland 21209, Fax No. (410) 580-3120 and, if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Education Realty Trust, Inc., 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117, Attention: Randall H. Brown, Fax No.: (901) 259-2594, with a copy for information purposes to Bass, Berry and Sims PLC, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, Attention: John A. Good, Fax No. (888) 543-4644. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

32

SECTION 11.         Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Company, the Operating Partnership and the Manager and, to the extent provided in Section 7 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12.         No Fiduciary Relationship. The Company hereby acknowledges that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares. The Company further acknowledges that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and, in no event, do the parties intend that the Manager act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13.         Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Manager prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or Commission or NYSE rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

33

SECTION 14.         Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 15.         Entire Agreement. This Agreement, together with the letter agreement dated the date hereof among the Company, the Manager and the Alternative Manager, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Notwithstanding the foregoing, that certain Equity Distribution Agreement dated June 2, 2010 by and between the Company, the Operating Partnership and the Manager shall survive the execution of this Agreement and continue in accordance with its terms and conditions.

SECTION 16.         Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17.         Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18.         Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19.         Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party. Each of the Manager and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

SECTION 20.         Successors and Assigns. This Agreement shall be binding upon the Company and the Manager and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Manager’s respective businesses and/or assets.

34

SECTION 21.         Miscellaneous. Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of the Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by the Manager. Prospectuses and other disclosure documents for securities underwritten or privately placed by the Manager may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of the Manager.

35

If the foregoing correctly sets forth the understanding between the Company and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Manager. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

EDUCATION REALTY TRUST, INC.

By:	/s/ Randall H. Brown
Name: Randall H. Brown
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EDUCATION REALTY OPERATING PARTNERSHIP, LP

By: Education Realty OP GP, its general partner

By:	/s/ Randall H. Brown
Name: Randall H. Brown
Title: Vice President and Secretary

ACCEPTED as of the date
first above written

RBC CAPITAL MARKETS, LLC

By:	/s/ Peter Chapman
Name: Peter Chapman
Title: Managing Director

Schedule A

PERMITTED FREE WRITING PROSPECTUSES

[        ]

Schedule B

Authorized Company Representatives

Randall L. Churchey, President and Chief Executive Officer, (901) 259-2594, (901) 259-2501, rchurchey@edrtrust.com

Randall H. Brown, Executive Vice President, Chief Financial Officer, Treasurer and Secretary, (901) 259-2594, (901) 259-2507, rbrown@edrtrust.com

J. Drew Koester, Chief Accounting Officer, Senior Vice President and Assistant Secretary, (901) 259-2594, (901) 259-2523, dkoester@edrtrust.com

B-1

Exhibit 3(a)(i)

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	At-the-Market Offering

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among EDUCATION REALTY TRUST, INC., (the “Company”), EDUCATION REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the “Operating Partnership”) and RBC Capital Markets, LLC (“Manager”) dated May 22, 2012 (the “Agreement”), I hereby request on behalf of the Company that the Manager sell up to [   ] shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, at a minimum market price of $_______ per Share between [__], 20[__] and [__], 20[__]. [There shall be no limitation on the number of Shares that may be sold on any one (1) day.][No more than [__] Shares may be sold on any one (1) day.][other sales parameters]

Very truly yours,

By:
Name:	[_______________]
Title:	[_______________]